As filed with the Securities and Exchange Commission on July 12, 2000
                                                       Registration No. 333-
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 --------------


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                  ------------


                           AMERICAN TOWER CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

       Delaware                                             65-0723837
  (State or Other Jurisdiction of                        (I.R.S. Employer
  Incorporation or Organization)                        Identification No.)



               116 Huntington Avenue, Boston, Massachusetts 02116
                                 (617) 375-7500
           (Address of Principal Executive Offices including zip code)
                                  -------------

          American Tower Corporation 2000 Employee Stock Purchase Plan
                     American Tower Retirement Savings Plan
                            (Full titles of the plan)
                                  ------------

                                 Steven B. Dodge
                            Chairman of the Board of
                      Directors and Chief Executive Officer
                           American Tower Corporation
                              116 Huntington Avenue
                           Boston, Massachusetts 02116
                                 (617) 375-7500
            (Name, address and telephone number of Agent For Service)
                                  -------------

                                    Copy to:
                             Norman A. Bikales, Esq.
                            Sullivan & Worcester LLP
                             One Post Office Square
                           Boston, Massachusetts 02109
                                 (617) 338-2800
                                ----------------

If, as a result of stock splits, stock dividends or similar transactions, the number of securities purported to be registered on this Registration Statement changes, the provisions of Rule 416 shall apply to this Registration Statement.


                                         CALCULATION OF REGISTRATION FEE

                                                       Proposed           Proposed Maximum
   Title of Securities         Amount to be        Maximum Offering           Aggregate              Amount of
     to be Registered           Registered        Price Per Share(1)      Offering Price(1)      Registration Fee
     ----------------           ----------        ------------------      -----------------      ----------------

American Tower
Corporation 2000
Employee Stock
Purchase Plan:

Class A Common Stock, par
value $.01 per share              5,000,000              $43.53125           $217,656,250             $57,461.25
Plan Participation
Interests                                (2)                    (2)                    (2)                    (2)

American Tower
Retirement Savings Plan:

Class A Common Stock, par
value $.01 per share              2,000,000              $43.53125            $87,062,500             $22,984.50
Plan Participation
Interests                                (2)                    (2)                    (2)                    (2)
Grand Total:                                                                 $304,718,750             $80,445.75

(1)      The proposed  maximum offering price per share and the proposed  maximum  aggregate  offering price have been estimated  solely for purpose of calculating the amount of the  registration fee in accordance with
         Rules 457(c) and 457(h) under the Securities Act of 1933, as amended, on the basis of the average of the high and low prices of the Class A Common Stock on the New York Stock Exchange on July 7, 2000.

(2)      Pursuant to Rule  416(c),  an  indeterminate  number of  participation  interests  in the Plan are being registered.  Pursuant  to Rule  457(h)(2),  no  additional  filing fee is required  with  respect to the participation interests in the Plan.

          PART I - INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information; Item 2. Registrant Information and Employee Plan Annual Information.

         The documents containing the information required by these items will be given to employees participating in the American Tower Corporation 2000 Employee Stock Purchase Plan and the American Tower Retirement Savings Plan (collectively, the "Plans") and are not required to be filed with the Securities and Exchange Commission as part of the registration statement or as an exhibit thereto.

         Employees participating in the Plans may obtain, without charge, a copy of the Plans or the documents set forth in Item 3, below, by request to Ms. Anne Alter, Director of Investor Relations, American Tower Corporation, 116 Huntington Avenue, Boston, Massachusetts 02116 ((617) 375-7500).


          PART II - INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents, which have been filed by American Tower Corporation (the "Company") with the Securities and Exchange Commission (the "Commission"), are incorporated by reference in and made a part of this registration statement, as of their respective dates:

         (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999;

         (b) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000;

         (c) The Company's Current Reports on Form 8-K dated January 28, 2000, January 31, 2000, February 9, 2000, February 24, 2000,
                  March 14, 2000,  March 30, 2000, April 13, 2000, May 15, 2000,
                  May 23, 2000,  June 12, 2000, June 23, 2000 and June 29, 2000;
                  and

         (d) The description of the Common Stock contained in the Company's registration statement on Form 8-A filed on June 4, 1998.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement herein, or in any subsequently filed document which also is or is deemed to be incorporated by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         The validity of the shares offered hereby will be passed upon for the Company by Sullivan & Worcester LLP, Boston, Massachusetts. As of June 1, 2000, Norman A. Bikales, a member of the firm of Sullivan & Worcester LLP, owned 11,000 shares of our Class A common stock and 41,490 shares of Class B common stock and had options to purchase 20,000 shares of Class A common stock at $10.00 per share and 25,000 shares of Class A common stock at $23.813 per share. Mr. Bikales and other partners and associates of that firm serve as secretary or assistant secretaries for us and certain of our subsidiaries.

Item 6.  Indemnification of Directors and Officers.

         Section 145 of the Delaware General Corporation Law ("DGCL") provides, in effect, that any person made a party to any action by reason of the fact that he is or was a director, officer, employee or agent of the Company may and, in certain cases, must be indemnified by the Company against, in the case of a non-derivative action, judgments, fines, amounts paid in settlement and reasonable expenses (including attorney's fees), if in either type of action he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and, in a non-derivative action, which involves a criminal proceeding, in which such person had no reasonable cause to believe his conduct was unlawful. This indemnification does not apply, in a derivative action, to matters as to which it is adjudged that the director, officer, employee or agent is liable to the Company, unless upon court order it is determined that, despite such adjudication of liability, but in view of all the circumstances of the case, he is fairly and reasonably entitled to indemnity for expenses.

         Article XII of the Company's By-Laws provide that the Company shall indemnify each person who is or was an officer or director of the Company to the fullest extent permitted by Section 145 of the DGCL.

         Article Sixth of the Company's Restated Certificate provides that no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for (1) breach of the director's duty of loyalty to the Company or its stockholders, (2) acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (3) liability under Section 174 of the DGCL relating to certain unlawful dividends and stock repurchases, or
(4) any transaction from which the director derived an improper personal benefit.

Item 7.  Exemption from Registration Claimed.

         Not Applicable.

Item 8.  Exhibits.
                                  EXHIBIT INDEX

         Exhibit No.       Description

         5.1               Opinion of Sullivan & Worcester LLP.*

         23.1 Consent of Sullivan & Worcester LLP (contained in the opinion of Sullivan & Worcester LLP filed herewith as Exhibit 5.1).

         23.2              Consent of Deloitte & Touche LLP.*

         23.3              Consent of KPMG LLP.*

         23.4              Consent of KPMG LLP.*

         24 Power of Attorney (included in signature page of this Registration Statement).

*Filed herewith.

Item 9.  Undertakings.

         (a)  The undersigned registrant hereby undertakes:

                  (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i)      to  include  any   prospectus   required  by  Section
                           10(a)(3) of the Securities Act of 1933;

                  (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to
         Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement;

                  (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                  (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on this 12th day of July, 2000.

                                 AMERICAN TOWER CORPORATION




                                 By:    /s/ Steven B. Dodge
                                        Steven B. Dodge
                                        Chairman of the Board,  President and
                                        Chief Executive Officer

         The undersigned Officers and Directors of the Company hereby severally constitute Steven B. Dodge, Joseph L. Winn and Jonathan R. Black, and each of them acting singly, our true and lawful attorneys to sign for us and in our names in the capacities indicated below any amendments to this registration statement on Form S-8 (including any post-effective amendments hereto) and to file the same, with Exhibits thereto and other documents in connection therewith, with the Commission, granting unto each of said attorneys, acting singly, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming our signatures to said amendments to this registration statement signed by our said attorneys and all else that said attorneys may lawfully do and cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of the Company in the capacities indicated on the 12th day of July, 2000.

      Signatures                                  Title


/s/ Steven B. Dodge
Steven B. Dodge                  Chairman, President and Chief Executive Officer



/s/ Alan L. Box
Alan L. Box                      Executive Vice President and Director



/s/ Joseph L. Winn
Joseph L. Winn                   Chief Financial Officer and Treasurer



/s/ Justin D. Benincasa
Justin D. Benincasa              Vice President and Corporate Controller



/s/ Arnold L. Chavkin
Arnold L. Chavkin                Director

/s/ Dean H. Eisner
Dean H. Eisner                   Director




/s/ Jack D. Furst
Jack D. Furst                    Director




/s/ J. Michael Gearon, Jr.
J. Michael Gearon, Jr.           Executive Vice President and Director




Fred R. Lummis                   Director





Randall T. Mays                  Director





Thomas H. Stoner                 Director




/s/ Maggie Wilderotter
Maggie Wilderotter               Director